UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 5, 2018

(Date of earliest event reported)

Verizon Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 5, 2018, the Human Resources Committee (the Committee) of the Board of Directors of Verizon Communications Inc. (Verizon) approved a change to the methodology for establishing the annual long-term incentive award opportunities for senior executive officers, including Matthew D. Ellis, Executive Vice President and Chief Financial Officer, John G. Stratton, Executive Vice President and President – Global Operations, Hans E. Vestberg, Executive Vice President, President – Global Networks and Chief Technology Officer, and Marc C. Reed, Executive Vice President and Chief Administrative Officer.

Beginning in 2018 and until otherwise provided by the Committee, the annual target long-term incentive opportunity for senior executive officers, other than the Chief Executive Officer, will be determined by the Committee each year within a range of 400% to 600% of base salary, taking into account factors the Committee may consider relevant in the circumstances, such as market practices for different roles and responsibilities, individual performance, the strategic impact of the individual’s role and internal pay alignment. For 2018, the Committee approved the following target long-term incentive opportunities: for Mr. Ellis, 600% (up from 500%); for Mr. Stratton, 600% (up from 525%); for Mr. Vestberg, 600% (up from 500%); and for Mr. Reed, 600% (up from 500%).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc. (Registrant)

Date: March 7, 2018	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary